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                                                                      EXHIBIT 23




                      [Letterhead of ARTHUR ANDERSEN LLP]




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our reports dated August 16, 1996 included in or incorporated by reference in Delta Air Lines, Inc.'s Annual Report on Form 10-K for the year ending June 30, 1996 into the Company's previously filed Registration Statement File Nos. 33-65391, 2-94541, 33-30454, 33-50175, and 33-52045.





/s/ ARTHUR ANDERSEN LLP
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Atlanta, Georgia
September 27, 1996